Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-233907) and Form S-8 (No. 333-202876, 333-218457, 333-226589 and 333-234453) of B. Riley Financial, Inc. of our report dated November 26, 2019, relating to the combined financial statements of BR Brand Group which appears in this Amendment No. 1 to Current Report on Form 8-K.

/s/ Mayer Hoffman McCann CPAs

The New York Practice of Mayer Hoffman McCann P.C.

New York, New York

November 26, 2019